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                                                                      EXHIBIT 11


                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      JUNE 30,                       JUNE 30,
                                                          -----------------------------------------------------------------
   in thousands, except share and per share data              2000             1999            2000            1999
---------------------------------------------------------------------------------------------------------------------------
   BASIC NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                       $      479            ($503)     $      720            ($29)

     Weighted average common shares outstanding               6,260,951        6,247,776       6,273,763       6,241,446
---------------------------------------------------------------------------------------------------------------------------
     Basic net income (loss) per common share                $     0.08           ($0.08)     $     0.11      $     0.00
===========================================================================================================================

   DILUTED NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                             $479            ($503)           $720            ($29)

     Weighted average common shares outstanding               6,260,951        6,247,776       6,273,763       6,241,446
     Effect of stock options                                      5,613           -                1,926          -
---------------------------------------------------------------------------------------------------------------------------
       Adjusted shares outstanding                            6,266,564        6,247,776       6,275,689       6,241,446
---------------------------------------------------------------------------------------------------------------------------
     Diluted net income (loss) per common share              $     0.08           ($0.08)     $     0.11      $     0.00
===========================================================================================================================










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